UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 22, 2011 (March 18, 2011)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Redemption of Series 8 and Series 10 Preferred Stock

On March 22, 2011, as required by Italian law, Cell Therapeutics, Inc., a Washington corporation (the “Company”), issued a press release in Italy entitled “Cell Therapeutics Redeems Outstanding Series 8 and Series 10 Preferred Stock; No Cash Used in Redemption.” A copy of the English translation of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effectiveness of Co-Development and License Agreement

As previously announced, on March 11, 2011, the Company entered into a Co-Development and License Agreement (the “Agreement”) with Chroma Therapeutics Ltd. (“Chroma”). Pursuant to the Agreement, the Company has acquired an exclusive license to certain technology and intellectual property controlled by Chroma to develop and commercialize the drug candidate tosedostat in North, Central and South America. Tosedostat is an oral treatment for patients with blood cancers, including refractory or relapsed Acute Myeloid Leukemia. The effectiveness of the Agreement is subject to regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable. After consultation with each other, the parties to the Agreement have determined no filing is due under the HSR Act. As a result, the Agreement is effective as of March 18, 2011.

The description of the Agreement in Item 1.01 of the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on March 14, 2011 (the “March 14th Report”) is incorporated herein by reference. Except as described above, this Current Report on Form 8-K does not modify in any way the disclosures made in the March 14th Report, including, without limitation, Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	English translation of Press Release, dated March 22, 2011, entitled “Cell Therapeutics Redeems Outstanding Series 8 and Series 10 Preferred Stock; No Cash Used in Redemption.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: March 22, 2011	By:	/S/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	English translation of Press Release, dated March 22, 2011, entitled “Cell Therapeutics Redeems Outstanding Series 8 and Series 10 Preferred Stock; No Cash Used in Redemption.”